SUBSCRIPTION AGREEMENT

Denmark Bancshares, Inc.
103 East Main Street
P. O. Box 130 Denmark, Wisconsin 54208-0130

Attn:  Darrell R. Lemmens

Gentlemen:

     The undersigned (the "subscriber") hereby offers to purchase and subscribes for ____ shares of no par common stock (the "Shares") at $______ per Share of Denmark Bancshares, Inc. (the "Company"). Upon fulfillment of the terms of this Subscription Agreement, the undersigned agrees to become a shareholder of the Company, with respect to the Shares.

     This subscription is conditioned upon (i) the subscriber's completion, execution and delivery to the Company of this Subscription Agreement accompanied by the full purchase price for the Shares subscribed for herein, in the form of a personal check, bank draft or money order, for $______ per Share subscribed for payable to: Denmark State Bank (Denmark Bancshares Escrow Account), and (ii) the acceptance by the Board of Directors of the Company of the subscriber's Subscription Agreement.

     The subscriber is a resident of the state of ______________________.

     The subscriber acknowledges receipt of the prospectus dated August ___, 2003, with respect to the offering of Shares by the Company (the "Prospectus"), and a copy of the Company's 2002 annual report.

     The subscriber understands and acknowledges that this Subscription Agreement (a) is irrevocable until ____________, 2003, and (b) may be accepted or rejected, or accepted only in part, in the sole discretion of the Board of Directors of the Company.

     This Subscription Agreement has been signed in duplicate on the date set forth below. Upon its acceptance by the Company, one copy will be given to the subscriber, whereupon it shall become a binding agreement between the Company and the subscriber, subject only to any conditions set forth in the Prospectus.



Date:  _____________________, 2003      ________________________________________
                                        Subscriber's Signature

                                        ________________________________________
                                        Print Name

                                        ________________________________________
                                        Social Security Number

                                        ________________________________________

                                        ________________________________________
                                        Print Address for Correspondence

     The Board of Directors of the Company will determine in its sole discretion whether to accept this subscription.

                                        DENMARK BANCHARES, INC.
Accepted ______      Rejected ______

Accepted with respect to ____ Shares    By:_____________________________________

Dated:  _____________________, 2003        ____________________________, (Title)